Schedule A Series of the Trust

Effective January 15, 2021

Name of Fund

Domestic Equity

WisdomTree U.S. LargeCap Fund

WisdomTree U.S. ESG Fund

WisdomTree U.S. Quality Dividend Growth Fund

WisdomTree U.S. Multifactor Fund

WisdomTree U.S. Quality Shareholder Yield Fund

WisdomTree U.S. MidCap Fund

WisdomTree U.S. SmallCap Fund

WisdomTree U.S. SmallCap Quality Dividend Growth Fund

WisdomTree U.S. LargeCap Dividend Fund

WisdomTree U.S. Total Dividend Fund

WisdomTree U.S. High Dividend Fund

WisdomTree U.S. Dividend ex-Financials Fund

WisdomTree U.S. MidCap Dividend Fund

WisdomTree U.S. SmallCap Dividend Fund

WisdomTree Growth Leaders Fund

WisdomTree Cloud Computing Fund

WisdomTree Cybersecurity Fund

Emerging Markets Equity

WisdomTree Emerging Markets ESG Fund

WisdomTree Emerging Markets High Dividend Fund

WisdomTree Emerging Markets Quality Dividend Growth Fund

WisdomTree Emerging Markets Multifactor Fund

WisdomTree Emerging Markets SmallCap Dividend Fund

WisdomTree Emerging Markets ex-State-Owned Enterprises Fund

WisdomTree China ex-State-Owned Enterprises Fund

WisdomTree India Earnings Fund

WisdomTree India ex-State-Owned Enterprises Fund

International Equity

WisdomTree International Equity Fund

WisdomTree International Multifactor Fund

WisdomTree Dynamic Currency Hedged International Equity Fund

WisdomTree International LargeCap Dividend Fund

WisdomTree International Dividend ex-Financials Fund

WisdomTree International High Dividend Fund

WisdomTree International ESG Fund

WisdomTree International Hedged Quality Dividend Growth Fund

WisdomTree International Quality Dividend Growth Fund

WisdomTree International SmallCap Dividend Fund

WisdomTree Dynamic Currency Hedged International SmallCap Equity Fund

WisdomTree International MidCap Dividend Fund

WisdomTree Global ex-U.S. Quality Dividend Growth Fund

WisdomTree Global High Dividend Fund

WisdomTree Global ex-U.S. Real Estate Fund

WisdomTree Japan Hedged Equity Fund

WisdomTree Europe Hedged Equity Fund

WisdomTree Europe Quality Dividend Growth Fund

WisdomTree Germany Hedged Equity Fund

WisdomTree Japan SmallCap Dividend Fund

WisdomTree Japan Hedged SmallCap Equity Fund

WisdomTree Europe SmallCap Dividend Fund

WisdomTree Europe Hedged SmallCap Equity Fund

Fixed Income

WisdomTree Yield Enhanced U.S. Aggregate Bond Fund

WisdomTree Yield Enhanced U.S. Short-Term Aggregate Bond Fund

WisdomTree Floating Rate Treasury Fund

WisdomTree Interest Rate Hedged U.S. Aggregate Bond Fund

WisdomTree Interest Rate Hedged High Yield Bond Fund

WisdomTree U.S. Corporate Bond Fund

WisdomTree U.S. Short-Term Corporate Bond Fund

WisdomTree U.S. High Yield Corporate Bond Fund

WisdomTree U.S. Short-Term High Yield Corporate Bond Fund

WisdomTree Emerging Markets Local Debt Fund

WisdomTree Emerging Markets Corporate Bond Fund

WisdomTree Emerging Currency Strategy Fund

WisdomTree Bloomberg U.S. Dollar Bullish Fund

WisdomTree Chinese Yuan Strategy Fund

WisdomTree Mortgage Plus Bond Fund

Alternative Funds

WisdomTree Managed Futures Strategy Fund

WisdomTree CBOE S&P 500 PutWrite Strategy Fund

WisdomTree Enhanced Commodity Strategy Fund

Asset Allocation

WisdomTree 90/60 U.S. Balanced Fund